Exhibit 10.23
THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
This Third Amendment to Loan and Security Agreement (this “Amendment”) is made and entered into as of November 5, 2019, by and between PACIFIC WESTERN BANK, a California state chartered bank (“Bank”), and CIDARA THERAPEUTICS, INC. (“Borrower”).
RECITALS
Borrower and Bank are parties to that certain Loan and Security Agreement dated as of October 3, 2016 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:
1)Section 6.7 of the Agreement is hereby amended and restated, as follows:
6.7    Financial Covenants. Borrower shall at all times maintain the following financial ratios and covenants:
    (a)    Minimum Cash. A balance of Cash at Bank of not less than Borrower’s outstanding Indebtedness to Bank, monitored on a daily basis. Borrower acknowledges and agrees that any request by Borrower or any other Person to pay or otherwise transfer funds that would cause Borrower’s balance of Cash at Bank to be less than the amount required pursuant to this Section 6.7(a) shall constitute an immediate Event of Default under the Agreement.
    (b)    Intentionally Omitted
2)The following defined terms in Exhibit A to the Agreement are hereby amended and restated, as follows:
“Interest-Only End Date” means April 3, 2020.
“Term Loan Maturity Date” means July 3, 2022.
3)Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.
Cidara Therapeutics, Inc. – 3rd Amendment to LSA

4)Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.
5)This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
6)As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
a)this Amendment, duly executed by Borrower;
b)payment of a $10,000 facility fee, which may be debited from any of Borrower’s accounts with Bank;
c)payment of all Bank Expenses, including Bank’s reasonable expenses for the documentation of this Amendment, and any UCC, good standing and intellectual property search or filing fees, which may be debited from any of Borrower’s accounts with Bank; and
d)such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]
IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.
Cidara Therapeutics, Inc. – 3rd Amendment to LSA

CIDARA THERAPEUTICS, INC.	PACIFIC WESTERN Bank
By: _______________________________	By: _______________________________
Name:_____________________________	Name:_____________________________
Title: _____________________________	Title: _____________________________

[Signature Page to Third Amendment to Loan and Security Agreement]

Cidara Therapeutics, Inc. – 3rd Amendment to LSA